Exhibit 99.1

News Release

For Immediate Release

May 8, 2014

Approach Resources Inc.

Reports First Quarter 2014 Results

Fort Worth, Texas, May 8, 2014 – Approach Resources Inc. (NASDAQ: AREX) today reported results for first quarter 2014. Highlights for first quarter 2014 include:

•	Production was 11.9 MBoe/d, a 42% increase over the prior-year quarter

•	Revenues were $61.9 million, a 71% increase over the prior-year quarter

•	Net income was $2.9 million, or $0.08 per diluted share

•	Adjusted net income was $6.7 million, or $0.17 per diluted share

•	EBITDAX was a quarterly record of $42.7 million, or $1.09 per diluted share, and up 75% over the prior-year quarter

•	Borrowing base increased to $450 million effective May 7th

•	Company recently drilled 100th horizontal Wolfcamp well

Adjusted net income and EBITDAX are non-GAAP measures. See “Supplemental Non-GAAP Measures” below for our definitions and reconciliations of adjusted net income and EBITDAX to net income.

Management Comment

J. Ross Craft, Approach’s President and Chief Executive Officer, commented, “Our results this quarter reflect our team’s steadfast focus on execution. We drilled and completed more horizontal wells this quarter than any previous quarter, while maintaining best-in-class horizontal well costs and delivering our fifth consecutive quarter of record EBITDAX. Notably, over half of our completions this quarter were stacked wellbores. With strong results from our stacked wellbore program, we believe that stacked wellbore development is now largely de-risked and, going forward, will help reduce our surface footprint and optimize our completion design, well spacing and recoveries.

“In addition, our borrowing base now stands at $450 million, strengthening our liquidity and putting us in a great position for future growth. I’m also proud to report that our team drilled the Company’s 100th horizontal Wolfcamp well in April 2014. This is an important milestone for our Company as we continue to create value for our shareholders.”

First Quarter 2014 Results

Production for first quarter 2014 totaled 1,067 MBoe (11.9 MBoe/d), compared to production of 754 MBoe (8.4 MBoe/d) in first quarter 2013, a 42% increase. Oil production for first quarter 2014 increased 45% to 450 MBbls, compared to 310 MBbls produced in first quarter 2013. Production for first quarter 2014 was 70% liquids (42% oil and 28% NGLs) and 30% natural gas.

Net income for first quarter 2014 was $2.9 million, or $0.08 per diluted share, on revenues of $61.9 million. This compares to a net loss for first quarter 2013 of $0.3 million, or $0.01 per diluted share, on revenues of $36.3 million. Net income for first quarter 2014 included an unrealized loss on commodity derivatives of $5.9 million and a realized loss on commodity derivatives of $1.3 million.

INVESTOR CONTACT Megan P. Hays Director, Investor Relations & Corporate Communications mhays@approachresources.com 817.989.9000 x2108	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Excluding the unrealized loss on commodity derivatives and related income taxes, adjusted net income (non-GAAP) for first quarter 2014 was $6.7 million, or $0.17 per diluted share, compared to $2.4 million, or $0.06 per diluted share, for first quarter 2013. EBITDAX (non-GAAP) for first quarter 2014 was $42.7 million, or $1.09 per diluted share, compared to $24.4 million, or $0.63 per diluted share, for first quarter 2013. See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net income and EBITDAX to net income.

Our average realized commodity price for first quarter 2014, before the effect of commodity derivatives, was $58.04 per Boe. Our average realized price, including the effect of commodity derivatives, was $56.78 per Boe for first quarter 2014.

Lease operating expense (“LOE”) averaged $7.36 per Boe for first quarter 2014. LOE is generally higher in the winter months, resulting in LOE per Boe in-line with the prior-year quarter. Sequentially higher LOE was due to extreme weather-related compressor maintenance and workover expense. Production and ad valorem taxes averaged $3.91 per Boe, or 6.7% of oil, NGL and gas sales. Exploration costs were $0.69 per Boe. Cash general and administrative expense averaged $5.51 per Boe. Depletion, depreciation and amortization expense averaged $22.12 per Boe. Interest expense totaled $5.1 million.

Operations Update

During first quarter 2014, we drilled 16 horizontal wells and completed 19 horizontal wells, including one well targeting the Wolfcamp A, 13 wells targeting the Wolfcamp B and five wells targeting the Wolfcamp C. The average initial 24-hour rate for wells completed during first quarter 2014 was 743 Boe/d (73% oil), excluding one short-lateral well. Completion activity during first quarter 2014 included four two-well pads in Project Pangea targeting Wolfcamp B and Wolfcamp C, and one two-well pad in Pangea West targeting the Wolfcamp A and Wolfcamp C. Results from our stacked wellbore program continue to be in-line with the Company’s expectations, and we believe these results largely de-risk the Company’s stacked wellbore development outlook. Notable results from first quarter 2014 include the Baker B 255 HB and the Baker B 259 HC, stacked B/C completions in central Project Pangea, that produced at an average initial 24-hour rate of 842 Boe/d (79% oil).

Costs incurred during first quarter 2014 totaled $103.4 million and included $97.1 million for drilling and completion activities, $6.1 million for infrastructure projects and equipment and $0.2 million for acreage acquisitions and lease extensions.

Liquidity Update

At March 31, 2014, we had a $500 million revolving credit facility with a $350 million borrowing base and no outstanding borrowings. At March 31, 2014, our liquidity and long-term debt-to-capital ratio were approximately $354 million and 25.9%, respectively.

In May 2014, we entered into a new, $1 billion revolving credit facility with a $450 million borrowing base. Pro forma for the borrowing base increase, our liquidity was $454 million at March 31, 2014.

We enter into commodity derivatives positions to manage our exposure to commodity price fluctuations. Please refer to the “Unaudited Commodity Derivatives Information” table below for a detailed summary of the Company’s derivatives positions at March 31, 2014.

Conference Call Information and Summary Presentation

The Company will host a conference call on Friday, May 9, 2014, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss financial and operational results for first quarter 2014. The conference call may be accessed via the Company’s website at www.approachresources.com or by phone:

Dial in:	(877) 201-0168
Intl. dial in:	(647) 788-4901
Passcode:	Approach / 29361649

A replay of the call will be available on the Company’s website or by dialing (855) 859-2056 (passcode: 29361649).

In addition, a first quarter 2014 summary presentation is available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2014	2013
Revenues (in thousands):
Oil	$41,745	$25,462
NGLs	10,298	6,237
Gas	9,884	4,570

Total oil, NGL and gas sales	61,927	36,269

Realized (loss) gain on commodity derivatives	(1,339)	307

Total oil, NGL and gas sales including derivative impact	$60,588	$36,576

Production:
Oil (MBbls)	450	310
NGLs (MBbls)	295	214
Gas (MMcf)	1,934	1,378

Total (MBoe)	1,067	754
Total (MBoe/d)	11.9	8.4

Average prices:
Oil (per Bbl)	$92.77	$82.01
NGLs (per Bbl)	34.94	29.17
Gas (per Mcf)	5.11	3.32

Total (per Boe)	58.04	48.10

Realized (loss) gain on commodity derivatives (per Boe)	(1.26)	0.41

Total including derivative impact (per Boe)	$56.78	$48.51

Costs and expenses (per Boe):
Lease operating	$7.36	$7.14
Production and ad valorem	3.91	3.39
Exploration	0.69	0.34
General and administrative(1)	8.00	8.50
Depletion, depreciation and amortization	22.12	22.62

(1) Below is a summary of general and administrative expense:
General and administrative – cash component	$5.51	$5.51
General and administrative – noncash component	$2.49	$2.99

APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended March 31,
	2014	2013
REVENUES:
Oil, NGL and gas sales	$61,927	$36,269

EXPENSES:
Lease operating	7,851	5,383
Production and ad valorem taxes	4,169	2,556
Exploration	738	260
General and administrative	8,535	6,410
Depletion, depreciation and amortization	23,606	17,056

Total expenses	44,899	31,665

OPERATING INCOME	17,028	4,604

OTHER:
Interest expense, net	(5,137)	(1,229)
Equity in losses of investee	—	(116)
Realized (loss) gain on commodity derivatives	(1,339)	307
Unrealized loss on commodity derivatives	(5,926)	(4,100)

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	4,626	(534)
INCOME TAX PROVISION (BENEFIT)	1,681	(187)

NET INCOME (LOSS)	$2,945	$(347)

EARNINGS (LOSS) PER SHARE:
Basic	$0.08	$(0.01)

Diluted	$0.08	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	39,243,296	38,924,163
Diluted	39,259,480	38,924,163

UNAUDITED SELECTED FINANCIAL DATA

Unaudited Consolidated Balance Sheet Data	March 31,	December 31,
(in thousands)	2014	2013
Cash and cash equivalents	$4,341	$58,761
Restricted cash	7,350	7,350
Other current assets	28,066	24,302
Property and equipment, net, successful efforts method	1,126,314	1,047,030
Other assets	11,821	8,041

Total assets	$1,177,892	$1,145,484

Current liabilities	$103,334	$84,441
Long-term debt(1)	250,000	250,000
Other long-term liabilities	108,698	100,548
Stockholders’ equity	715,860	710,495

Total liabilities and stockholders’ equity	$1,177,892	$1,145,484

(1)	Long-term debt at March 31, 2014, and December 31, 2013, is comprised of $250 million in 7% senior notes.

Unaudited Consolidated Cash Flow Data	Three Months Ended March 31,
(in thousands)	2014	2013
Net cash provided (used) by:
Operating activities	$48,993	$29,638
Investing activities	$(103,413)	$(75,986)
Financing activities	$—	$46,175

UNAUDITED COMMODITY DERIVATIVES INFORMATION

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
April 2014 – December 2014	Collar	550 Bbls/d	$90.00/Bbl - $105.50/Bbl
April 2014 – December 2014	Collar	950 Bbls/d	$85.05/Bbl - $95.05/Bbl
April 2014 – December 2014	Collar	2,000 Bbls/d	$89.00/Bbl - $98.85/Bbl
April 2014 – March 2015	Collar	1,500 Bbls/d	$85.00/Bbl - $95.30/Bbl
January 2015 – December 2015	Collar	2,600 Bbls/d	$84.00/Bbl - $91.00/Bbl

Natural Gas Liquids
Propane
April 2014 – December 2014	Swap	500 Bbls/d	$41.16/Bbl
Natural Gasoline
April 2014 – December 2014	Swap	175 Bbls/d	$83.37/Bbl

Natural Gas
April 2014 – December 2014	Swap	360,000 MMBtu/month	$4.18/MMBtu
April 2014 – December 2014	Swap	35,000 MMBtu/month	$4.29/MMBtu
April 2014 – December 2014	Swap	160,000 MMBtu/month	$4.40/MMBtu
September 2014 – June 2015	Collar	80,000 MMBtu/month	$4.00/MMBtu - $4.74/MMBtu
January 2015 – December 2015	Swap	200,000 MMBtu/month	$4.10/MMBtu
January 2015 – December 2015	Collar	130,000 MMBtu/month	$4.00/MMBtu - $4.25/MMBtu

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financials page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Income

This release contains the non-GAAP financial measures adjusted net income and adjusted net income per diluted share, which excludes an unrealized loss on commodity derivatives and related income tax effect. The amounts included in the calculation of adjusted net income and adjusted net income per diluted share below were computed in accordance with GAAP. We believe adjusted net income and adjusted net income per diluted share are useful to investors because they provide readers with a more meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net income and adjusted net income per diluted share to net income (loss) for the three months ended March 31, 2014 and 2013 (in thousands, except per-share amounts).

	Three Months Ended March 31,
	2014	2013
Net income (loss)	$2,945	$(347)
Adjustments for certain items:
Unrealized loss on commodity derivatives	5,926	4,100
Related income tax effect	(2,154)	(1,394)

Adjusted net income	$6,717	$2,359

Adjusted net income per diluted share	$0.17	$0.06

EBITDAX

We define EBITDAX as net income (loss), plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) unrealized loss on commodity derivatives, (5) interest expense, net, and (6) income tax provision (benefit). EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX and EBITDAX per diluted share to net income (loss) for the three months ended March 31, 2014 and 2013 (in thousands, except per-share amounts).

	Three Months Ended March 31,
	2014	2013
Net income (loss)	$2,945	$(347)
Exploration	738	260
Depletion, depreciation and amortization	23,606	17,056
Share-based compensation	2,654	2,257
Unrealized loss on commodity derivatives	5,926	4,100
Interest expense, net	5,137	1,229
Income tax provision (benefit)	1,681	(187)

EBITDAX	$42,687	$24,368

EBITDAX per diluted share	$1.09	$0.63

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company’s ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at March 31, 2014, and our liquidity at March 31, 2014, on a pro forma basis to give effect to our May 2014 borrowing base increase (in thousands).

	Liquidity at March 31, 2014	Liquidity Pro Forma for Borrowing Base Increase at March 31, 2014
Borrowing base	$350,000	$450,000
Cash and cash equivalents	4,341	4,341
Outstanding letters of credit	(325)	(325)
Credit facility	—	—

Liquidity	$354,016	$454,016

Long-Term Debt-to-Capital

Long-term debt-to-capital ratio is calculated by dividing long-term debt (GAAP) by the sum of total stockholders’ equity (GAAP) and long-term debt (GAAP). We use the long-term debt-to-capital ratio as a measurement of our overall financial leverage. However, this ratio has limitations. This ratio can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the ratio on a company’s financial statements. This ratio is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our long-term debt-to-capital ratio at March 31, 2014, and December 31, 2013 (in thousands).

	March 31, 2014	December 31, 2013
Long-term debt(1)	$250,000	$250,000
Total stockholders’ equity	715,860	710,495

	$965,860	$960,495

Long-term debt-to-capital	25.9%	26.0%

(1)	Long-term debt at March 31, 2014, and December 31, 2013, is comprised of $250 million in 7% senior notes.